                                                                 Exhibit 10.24.1

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                                   APPENDIX 1
                                       TO
                    PARTICIPATION AGREEMENT, MASTER LEASE AND
            DEED OF TRUST, SECURITY AGREEMENT AND FINANCING STATEMENT
                        EACH DATED AS OF AUGUST 30, 2000
                          (RICHARDSON, TEXAS FACILITY)

                         DEFINITIONS AND INTERPRETATION

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         A.   INTERPRETATION. In each Operative Document, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                  (iii)    reference to any gender includes each other gender;

                  (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                  (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                  (vi) reference in any Operative Document to any ARTICLE, SECTION, APPENDIX, SCHEDULE, or EXHIBIT means such ARTICLE or SECTION thereof or APPENDIX, SCHEDULE or EXHIBIT thereto;

                  (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular ARTICLE, SECTION or other provision thereof;

                  (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

                                  Appendix 1 - 1

                  (ix)     "or" is not exclusive; and

                  (x) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

         B. ACCOUNTING TERMS. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

         C. CONFLICT IN OPERATIVE DOCUMENTS. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

         D. LEGAL REPRESENTATION OF THE PARTIES. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Documents to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         E. DEFINED TERMS. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

         "ACCOUNT" is defined in Section 3.10 of the Participation Agreement.

         "ACCOUNTANTS" means KPMG LLP, or such other firm of independent certified public accountants of recognized national standing selected by the Lessee.

         "ACCRETED VALUE" shall be calculated as the future value (using a discount rate of 8.18% per annum) of any amount from the date such amount was paid to the date the Expansion Improvements Residual Value Guarantee Amount is due.

         "ACQUIRED PERSONAL PROPERTY" means the personal property described on
Schedule 10.4(d) of the Participation Agreement.

         "ACQUIRED PERSONAL PROPERTY BILL OF SALE" means a bill of sale in the form of Exhibit D to the Participation Agreement conveying the Acquired Personal Property to the Lessee pursuant to Section 10.4(d) of the Participation Agreement.

         "ACQUISITION REQUEST" is defined in Section 3.3 of the Participation Agreement.

         "ADJUSTED PERCENTAGE" is defined in Section 11.7 of the Participation Agreement.

         "ADVANCE" means an advance of funds by the Lessor pursuant to Section
3.2 of the Participation Agreement which will be used to pay Property Costs, including all amounts capitalized under the terms of Section 3.7(e) of the Participation Agreement.

         "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on


                                  Appendix 1 - 2
behalf of the Lessee, Guarantor or any of Guarantor's Subsidiaries) at law or in equity, or before or by any Governmental Authority (including any Environmental Claims), whether pending or, to the knowledge of the Lessee, Guarantor or its Subsidiaries, threatened against or affecting the Lessee, Guarantor or any of its Subsidiaries or any property of the Guarantor or any of its Subsidiaries.

         "AFFILIATE" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five percent (5.0%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person's officers, directors, joint venturers and partners; PROVIDED, HOWEVER, that in no case shall the Lessor, the Agent or any Participant (other than the Tranche T Participant) be deemed to be an Affiliate of the Lessee, Guarantor or any of its Subsidiaries for purposes of the Operative Documents. For the purpose of this definition, "CONTROL" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

         "AFTER TAX BASIS" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all Taxes required to be paid by the recipient calculated at the then maximum marginal federal, state and local income tax rates generally applicable to Persons of the same type as the recipient (less any tax savings realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made. In calculating any tax savings realized by the recipient as a result of the payment of the indemnified amount, such savings shall be treated as realized (i) if payment thereof is actually received by the Indemnitee, or (ii) if at the time of the calculation of the payment required to be made by the indemnifying party to the Indemnitee, the Indemnitee shall have filed a tax return on which the item resulting in such savings shall have been reported, PROVIDED, HOWEVER, that if it shall subsequently be determined that the Indemnitee is not entitled to such savings, such lost savings shall be treated as an Imposition indemnifiable under the Operative Documents notwithstanding any exclusion set forth in the definition of Impositions.

         "AGENT" means ABN AMRO Bank N.V., as Agent for the Participants pursuant to the Participation Agreement, or any successor or additional Agent appointed in accordance with the terms of the Participation Agreement.

         "AGENT FINANCING STATEMENTS" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to perfect a security interest in favor of the Agent for the ratable benefit of the Participants in the Equipment located on the Property or in any Improvements on the Property.

         "ALTERNATE BASE RATE" means, for the initial Interest Period after the Closing Date, an interest rate per annum at which funds are available to ABN AMRO Bank N.V. as determined by the Agent (which determination shall be conclusive and binding on the parties absent manifest error), and for any period thereafter, an interest rate per annum equal to the higher of (a) the rate of interest most recently announced by the Agent in the United States from time to time as its


                                  Appendix 1 - 3
prime rate for calculating interest on certain loans, which need not be the lowest interest rate charged by the Agent and (b) the Federal Funds Effective Rate most recently determined by the Agent PLUS .50%. If either of the aforesaid rates or equivalent changes from time to time after the date of the Participation Agreement, the Alternate Base Rate shall be automatically increased or decreased, if appropriate and as the case may be, without notice to the Lessee or the Lessor, as of the effective time of each change.

         "APPLICABLE LAW" means all existing and future domestic and foreign applicable laws, rules, regulations (including Environmental Laws), statutes, treaties, codes, ordinances, permits, certificates, covenants, restrictions, requirements, orders and licenses of and interpretations by, any Governmental Authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of the Property) and any restrictive covenant or deed restriction or easement affecting all or any portion of the Property.

         "APPLICABLE MARGIN" shall mean the following per annum percentages expressed in basis points as set forth below:


                                      APPLICABLE MARGIN TABLE
                                      -----------------------

          TRANCHE A                          TRANCHE B                          TRANCHE C
          ---------                          ---------                          ---------
            0 bps                            37.5 bps                           137.5 bps


         "APPRAISAL" means, with respect to the Property, an appraisal, prepared by a reputable appraiser approved by the Lessor and the Agent, which in the judgment of counsel to the Lessor and the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Requirements of Law, which appraisal will (i) appraise the Fair Market Sales Value of the Property as built in accordance with the applicable Plans and Specifications on the applicable Outside Completion Date; as of the Expiration Date, as of the commencement of any Renewal Term, if any; and at the end of any Renewal Term, if any; and (ii) contain an estimate of the useful life of the Improvements as of each such date, all in a form satisfactory to the Lessor and the Agent.

         "APPURTENANT RIGHTS" means (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land Interest or the Improvements, including, without limitation, the use of any streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land Interest or the Improvements (now existing or to be designed and constructed by Construction Agent pursuant to the Construction Agency Agreements) and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land Interest.

         "ARCHITECT" means, with respect to the Expansion Improvements, a duly licensed architect and/or an architectural firm providing architectural design services in respect of the Expansion


                                  Appendix 1 - 4

Improvements, which architect or firm shall be reasonably acceptable to the Lessor and the Construction Agent.

         "ARRANGEMENT FEE" is defined in Section 4.2 of the Participation Agreement.

         "ARRANGER" means ABN AMRO Bank N.V.

         "ASSET TERMINATION VALUE" means (i) collectively, when used with respect to the Property, the sum of the Existing Facility Asset Termination Value, the Tenant Improvements Asset Termination Value and the Expansion Improvements Asset Termination Value, (ii) when used with respect to the Existing Facility, the Existing Facility Asset Termination Value (iii) when used with respect to the Tenant Improvements, the Tenant Improvements Asset Termination Value and (iv) when used with respect to the Expansion Improvements, the Expansion Improvements Asset Termination Value.

         "ASSIGNMENT AND ACCEPTANCE" is defined in Section 12.1(b) of the Participation Agreement.

         "ASSIGNMENT AND ASSUMPTION OF TAX ABATEMENT AGREEMENTS" is defined in Section 12.2 of the Lease.

         "ASSIGNMENT OF CONSTRUCTION DOCUMENTS" means an Assignment of Construction Documents, dated as of the Closing Date, in the form attached as Exhibit A to the applicable Construction Agency Agreement.

         "ASSIGNMENT OF LEASE" means the Assignment of Lease, dated as of the Closing Date, from the Lessor to the Agent for the benefit of the Participants, and consented to by the Lessee pursuant to that certain Lessee's Consent, dated as of the Closing Date (the "CONSENT TO ASSIGNMENT") by the Lessee, as obligor, in favor of the Agent for the benefit of the Participants, in each case in the respective forms set forth in Exhibit J to the Participation Agreement.

         "ASSIGNMENT OF PROPERTY PURCHASE AGREEMENT" means the Assignment of Purchase Agreement, dated as of the Closing Date, between TriQuint Semiconductor, Inc. and Lessor.

         "AVAILABLE COMMITMENTS" means as to any Participant at any time, an amount equal to the excess, if any, of (a) the amount of such Participant's Commitment over (b) the aggregate amount of its Participation Interest in all Advances made by the Lessor then outstanding.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect.

         "BASIC RENT" means the sum of the interest and yield on Advances due on any Payment Date as set forth in Section 3.7 of the Participation Agreement.

         "BOARD" means the Board of Governors of the Federal Reserve System of the United States (or any successor).


                                  Appendix 1 - 5

         "BUDGET" means the construction budget for the Tenant Improvements or Expansion Improvements delivered by the Construction Agent to the Lessor pursuant to Section 6.1(j) or Section 6.2(h), respectively, of the Participation Agreement.

         "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banks in Chicago, Illinois, New York, New York, Portland, Oregon, or (if interest is being determined by reference to the Eurodollar Rate) London, England, are generally authorized or obligated, by law or executive order, to close.

         "CAPITAL ASSET" shall mean with respect to any Person, any tangible fixed or capital asset owned or leased (in the case of a Capital Lease) by such Person, or any expense incurred by such Person that is required by GAAP to be reported as a non-current asset on such Person's balance sheet.

         "CAPITAL EXPENDITURES" shall mean with respect to the Guarantor and its Subsidiaries and any period, all expenses accrued by the Guarantor and its Subsidiaries during such period for the acquisition of Capital Assets (including all indebtedness incurred or assumed in connection with Capital Leases).

         "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "CASH" means money, currency or a credit balance in any demand or Deposit Account.

         "CASH COLLATERAL" is defined in Section 2.1 of the Cash Collateral Agreement.

         "CASH COLLATERAL AGREEMENT" means the Cash Collateral Agreement dated as of the Closing Date among the Lessee, the Lessor, the Agent and ABN AMRO Bank N.V. as Depositary Bank in the form of Exhibit K to the Participation Agreement.

         "CASH EQUIVALENTS" means, as at any date of determination:

         (a) Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America or obligations of any agency of the United States of America to the extent such obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof,

         (b) Certificates of deposit maturing within one year from the date of acquisition thereof issued by a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Participant, PROVIDED that (A) such deposits are denominated in Dollars, (B) such bank or trust company has capital, surplus and undivided profits of not less than $1,000,000,000 and (C) such bank or trust company has certificates of deposit or other debt obligations that were rated, as of the date such Cash Equivalents were acquired, at least A-I (or its equivalent) by S&P or P-I (or its equivalent) by Moody's;


                                  Appendix 1 - 6

         (c) Open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States of America or a state thereof, PROVIDED such commercial paper was rated, as of the date such Cash Equivalents were acquired, at least A-I (or its equivalent) by S&P or P-I (or its equivalent) by Moody's; and

         (d) Any repurchase agreement entered into with a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Participant, PROVIDED that (A) such bank or trust company has capital, surplus and undivided profits of not less than $1,000,000,000, (B) such bank or trust company has certificates of deposit or other debt obligations that were rated, as of the date such Cash Equivalents were acquired, at least A-1 (or its equivalent) by S&P or P-1 (or its equivalent) by Moody's,
                  (C) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in CLAUSE (a), (b) or (c) above and (D) such security or instrument so securing the repurchase obligations has fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligations.

         "CASUALTY" means any damage to, destruction of or decrease in the value of all or any portion of the Property as a result of fire, flood, earthquake, or other natural cause; the actions or inactions of any Person or Person(s) (whether willful or unintentional and whether or not constituting negligence); or any other cause.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.ss.ss.9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

         "CERTIFYING PARTY" is defined in Section 26.1 of the Lease.

         "CHANGE OF CONTROL" shall mean, (1) with respect to the Guarantor, (a) the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) of (i) beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of thirty-three percent (33%) or more of the outstanding Equity Securities of the Guarantor entitled to vote for members of the board of directors, or (ii) all or substantially all of the assets of the Guarantor and its Subsidiaries taken as a whole or (b) during any period of twelve (12) consecutive calendar months, individuals who are directors of the Guarantor on the first day of such period ("INITIAL DIRECTORS") and any directors of the Guarantor who are specifically approved by two-thirds of the Initial Directors and previously approved Directors shall cease to constitute a majority of the Board of Directors of the Guarantor before the end of such period; or (2) the Lessee or the Lessee's General Partner ceases to be a wholly-owned Subsidiary of the Guarantor.

         "CLAIMS" means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including, without limitation, reasonable legal fees and expenses) of any nature whatsoever, including, as they relate to issues


                                  Appendix 1 - 7
involving any Environmental Law or Environmental Violation, those for which indemnification is provided pursuant to Section 13.3 of the Participation Agreement.

         "CLOSING DATE" is defined in Section 2 of the Participation Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

         "COMMISSION" means the Securities and Exchange Commission and any successor thereto.

         "COMMITMENT" means (i) as to any Participant, the obligation of such Participant to purchase a Participation Interest in Advances of a certain Type to be made by the Lessor under the Participation Agreement, in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Participant's name on Schedule I to the Participation Agreement, as such amount may be reduced or increased from time to time in accordance with the provisions of the Participation Agreement, and (ii) as to the Lessor, the obligation of the Lessor to make Advances from amounts received from the Participants pursuant to the purchase of Participation Interests under the Participation Agreement.

         "COMMITMENT FEE" is defined in Section 4.1 of the Participation Agreement.

         "COMMITMENT FEE PAYMENT DATE" means March 15th, June 15th, September 15th and December 15th of each year and the last day of the applicable Commitment Period or such earlier date as the Commitments shall terminate as provided in the Operative Documents.

         "COMMITMENT FEE RATE" means a per annum rate equal to 25 basis points.

         "COMMITMENT INCREASE REQUEST" is defined in Section 3.6(c) of the Participation Agreement.

         "COMMITMENT INCREASE RESPONSE" is defined in Section 3.6(c) of the Participation Agreement.

         "COMMITMENT PERCENTAGE" means, (i) with respect to each Existing Facility Participant and Tenant Improvements Participant, the percentage which such Participant's Commitment then constitutes of the aggregate Commitments of the Existing Facility Participants and Tenant Improvements Participants to purchase a Participation Interest in Existing Facility Advances and Tenant Improvements Advances, as set forth on Schedule I to the Participation Agreement (or at any time after the Commitments of such Participants to purchase Participation Interests in Existing Facility Advances and Tenant Improvements Advances shall have expired or terminated, the percentage which the aggregate amount of such Participant's Existing Facility Advances and Tenant Improvements Advances (or related purchases of Participation Interests therein) then outstanding constitutes of the aggregate amount of the Existing Facility Advances and Tenant Improvements Advances (or related purchases of Participation Interests therein) then outstanding), and (ii) with respect to each Expansion Improvements Participant, the percentage which such Participant's Commitment then constitutes of the aggregate Commitments of the Expansion Improvements Participants to purchase a Participation Interest in Expansion


                                  Appendix 1 - 8

Improvements Advances, as set forth on Schedule I to the Participation Agreement (or at any time after the Commitments of the Participants to purchase Participation Interests in Expansion Improvements Advances shall have expired or terminated, the percentage which the aggregate amount of such Participant's Expansion Improvements Advances (or related purchases of Participation Interests therein) then outstanding constitutes of the aggregate amount of the Expansion Improvements Advances (or related purchases of Participation Interests therein) then outstanding).

         "COMMITMENT PERIOD" means, (i) with respect to Advances for the purchase of the Existing Facility and for Tenant Improvements, the period from and including the Closing Date to but not including the earlier of the Completion Date with respect to the Tenant Improvements and the Outside Completion Date with respect to the Tenant Improvements, or such earlier date on which the Commitments shall terminate as provided in the Operative Documents, and (ii) with respect to Expansion Improvements Advances, the period from and including the Expansion Improvements Closing Date to but not including the earlier of the Completion Date with respect to the Expansion Improvements and the Outside Completion Date with respect to the Expansion Improvements, or such earlier date on which the Commitments shall terminate as provided in the Operative Documents.

         "COMPLETION" is defined in Section 7.1(e) of the Participation
Agreement.

         "COMPLETION DATE" means, with respect to the Tenant Improvements, the date on which Completion of the Tenant Improvements has occurred and, with respect to the Expansion Improvements, the date on which Completion of the Expansion Improvements has occurred.

         "COMPLETION DELAY EVENT" means, with respect to Expansion Improvements only, (a) the occurrence of any event or the existence of any condition that causes the likely Completion Date with respect to Expansion Improvements to be later than the Outside Completion Date with respect to Expansion Improvements, subject to Force Majeure Delay and (b) the delivery by the Lessee to the Lessor at any time of any notice, certificate or other writing which indicates that the likely Completion Date with respect to Expansion Improvements will be later than the Outside Completion Date with respect to Expansion Improvements, subject to Force Majeure Delay.

         "CONDEMNATION" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to the Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, but not including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property or alter the pedestrian or vehicular traffic flow to the Property so as to result in change in access to the Property so long as adequate ingress and egress remains with respect to the Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "CONDEMNATION" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title is taken.

         "CONFIDENTIAL INFORMATION" is defined in Section 15.12 of the Participation Agreement.


                                  Appendix 1 - 9

         "CONSENT TO ASSIGNMENT" is defined in the definition of the term "ASSIGNMENT OF LEASE".

         "CONSENT TO CONSTRUCTION AGENCY AGREEMENT ASSIGNMENT" means a Consent, dated as of the Closing Date, to the Construction Agency Agreement Assignment of the Tenant Improvements Construction Agency Agreement, and a Consent, dated as of the Expansion Improvements Closing Date, to the Construction Agency Agreement Assignment of the Expansion Improvements Construction Agency Agreement, each by the Construction Agent in the form attached to the applicable Construction Agency Agreement Assignment.

         "CONSOLIDATED ASSETS" means, at any date of determination, the total assets of the Guarantor and its Subsidiaries on a consolidated basis in conformity with GAAP.

         "CONSTRUCTION AGENCY AGREEMENTS" means, collectively, the Tenant Improvements Construction Agency Agreement and the Expansion Improvements Construction Agency Agreement, and "CONSTRUCTION AGENCY AGREEMENT" means either of them.

         "CONSTRUCTION AGENCY AGREEMENT ASSIGNMENT" means a Construction Agency Agreement Assignment, dated as of the Closing Date for the Tenant Improvements Construction Agency Agreement, and dated as of the Expansion Improvements Closing Date for the Expansion Improvements Construction Agency Agreement, each from the Lessor to the Agent, for the benefit of the Participants, in the form of Exhibit M to the Participation Agreement.

         "CONSTRUCTION AGENCY AGREEMENT EVENT OF DEFAULT" means an Expansion Improvements Construction Agency Agreement Event of Default or a Tenant Improvements Construction Agency Event of Default.

         "CONSTRUCTION AGENT" means the Lessee, as construction agent under the Tenant Improvements Construction Agency Agreement, or as construction agent under the Expansion Improvements Construction Agency Agreement, as applicable.

         "CONSTRUCTION DOCUMENTS" is defined in Section 2.5 of the applicable Construction Agency Agreement.

         "CONSTRUCTION PERIOD" means, (i) with respect to the Tenant Improvements, the period commencing on the Closing Date and ending on the earlier of the Completion Date with respect to the Tenant Improvements and the Outside Completion Date with respect to the Tenant Improvements, or (ii) with respect to the Expansion Improvements, the period commencing on the Expansion Improvements Closing Date and ending on the earlier of the Completion Date with respect to the Expansion Improvements and the Outside Completion Date with respect to the Expansion Improvements, subject to Force Majeure Delays.

         "CONSTRUCTION TERMINATION EVENT" means, with respect to the Expansion Improvements only, (a) the occurrence or existence of any Cost Overrun Event or Completion Delay Event, (b) the incurrence by any Lessor Party of any liabilities, losses, damages or expenses excluded from the Lessee's obligations under clause (5) of the proviso to Section 13.1 of the Participation Agreement, or (c) the occurrence or existence of any loss or liability excluded from the Lessee's obligations under Section 24.1 of the Lease by the proviso to such section.


                                  Appendix 1 - 10

         "CONTINGENT OBLIGATION" shall mean, with respect to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) as a partner or joint venturer in any partnership or joint venture, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iv) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "GUARANTY OBLIGATION") be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall with respect to ITEM (B)(IV) of this definition be marked to market on a current basis.

         "CONTRACTUAL OBLIGATION" of any Person shall mean any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

         "CORRECTION DEED" means that certain Corrected Special Warranty Deed, from Micron Technology, Inc., as grantor, to Micron Technology Texas, LLC, as grantee.

         "COST OVERRUN EVENT" means (a) the delivery by the Lessee of a Funding Request for any Expansion Improvements Advance that will reduce the Unused Total Commitment to $0 prior to the Completion Date with respect to the Expansion Improvements, (b) the occurrence of any event or the existence of any condition that causes the likely aggregate remaining cost for Completion of the Expansion Improvements at any time to exceed the Unused Total Commitment at such time, or
(c) the delivery by the Lessee to the Lessor at any time of any notice, certificate or other writing which indicates that the likely aggregate remaining cost for Completion of the Expansion Improvements at such time will exceed the Unused Total Commitment at such time.

         "COVERED LIABILITIES" is defined in Section 11.7 of the Participation Agreement.

         "COVERED MATTERS" is defined in Section 13.14 of the Participation Agreement.

         "DEBT SERVICE COVERAGE RATIO" shall mean, with respect to Guarantor for any period, the ratio, determined on a consolidated basis in accordance with GAAP, of:

                  (a) Funded Indebtedness of the Guarantor or its Subsidiaries MINUS Funded Indebtedness represented by the Guarantor's subordinated convertible debentures for such period;

                                                     TO

                  (b)      EBITDAR for such period.


                                  Appendix 1 - 11

         "DEED" is defined in Section 6.1(e) of the Participation Agreement.

         "DEFAULT" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         "DEFAULTING PARTICIPANT" means, at any time, any of the Participants which at such time has (i) failed to make a payment when due to the Lessor equal to its applicable Commitment Percentage of an Advance, (ii) has been notified of such failure by the Lessor, and (iii) has not cured such failure by making such payment, together with interest at the Late Payment Rate.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "DEPOSIT AGREEMENTS" means, collectively, the Cash Collateral Agreement and the Securities Collateral Agreement.

         "DESIGNATED PAYMENT DATE" means the Expiration Date, the Termination Date or other date of termination of the Lease.

         "DISCOUNT VALUE" shall be calculated as the present value (using a discount rate of 8.18% per annum) of any amount from the date such amount will be paid to the date the Expansion Improvements Residual Value Guarantee Amount is due.

         "DOLLAR" and "$" mean dollars in lawful currency of the United States of America.

         "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.

         "EBITDAR" shall mean, with respect to Guarantor for any period, the sum, determined on a consolidated basis in accordance with GAAP, of the following:

         (a) The net income or net loss of the Guarantor and its Subsidiaries for such period;

                                             PLUS

         (b) The sum (to the extent deducted in calculating net income or loss in CLAUSE (A) above) of (i) all Interest Expenses of the Guarantor and its Subsidiaries accruing during such period net of all interest income of the Guarantor and its Subsidiaries during such period, (ii) all depreciation and amortization expenses of the Guarantor and its Subsidiaries accruing during such period, (iii) all rental expenses of the Guarantor and its Subsidiaries accruing during such period, (iv) all income tax expense of the Guarantor and its Subsidiaries in respect of such period, and (v) all non-cash charges during such period for in-process research and development for entities acquired by the Guarantor or its Subsidiaries after the Closing Date.


                                  Appendix 1 - 12

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is or was maintained or contributed to by the Guarantor, any of its Subsidiaries or any of their respective ERISA Affiliates.

         "END OF THE TERM REPORT" is defined in Section 13.2 of the Participation Agreement.

         "ENVIRONMENTAL AUDIT" means a Phase One environmental site assessment (the scope and performance of which meets or exceeds ASTM Standard Practice E1527-93 Standard Practice for Environmental Site Assessments: Phase One Environmental Site Assessment Process) of the Property to be acquired by the Lessor on the Land Interest Acquisition Date or of the Property to be remarketed under the Remarketing Option under the Lease.

         "ENVIRONMENTAL CERTIFICATE" is defined in Section 6.1(c) of the Participation Agreement.

         "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Substance or any actual or alleged Hazardous Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "ENVIRONMENTAL LAW" means, whenever enacted or promulgated, any applicable federal, state, county or local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, covenant, criteria, guideline, administrative or court order, judgment, decree, injunction, code or requirement or any agreement with a Governmental Authority:

                  (a) relating to pollution (or the cleanup, removal, remediation or encapsulation thereof, or any other response thereto), or the regulation or protection of human health, safety or the environment, including air, water, vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life, or

                  (b) concerning exposure to, or the use, containment, storage, recycling, treatment, generation, discharge, emission, Release or threatened Release, transportation, processing, handling, labeling, containment, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity;

in each case as amended and as now or hereafter in effect, and any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries (whether personal or property) or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance, whether such common law or equitable doctrine is now or hereafter recognized or developed. Applicable laws include, but are not limited to, CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the National Environmental Policy Act, 42 U.S.C. Section 4321; the Refuse Act, 33 U.S.C. Section 401
ET SEQ.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C.
Section 1801-1812; the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; the Federal Insecticide,

                                  Appendix 1 - 13

Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 300f ET SEQ.; and the Occupational Safety and Health Act of 1970, each as amended and as now or hereafter in effect, and their state and local counterparts or equivalents, including any regulations promulgated thereunder.

         "ENVIRONMENTAL OBLIGATIONS" means, collectively, any obligations of the Lessee with respect to all Claims against, incurred by or suffered by any Lessor Party, or which adversely affect the Property or any portion thereof or the value of the Property or such portion, which (i) arise as a result of the breach by the Lessee of any representation set forth in Section 8.4(i) of the Participation Agreement or Section 8.4(b) of the Participation Agreement (to the extent said Section relates to Environmental Laws), (ii) arise as a result of the failure by the Lessee to comply with any of the covenants set forth in
Section 10.1(a)(vi) of the Participation Agreement or Section 9.1 of the Lease (to the extent either such Section relates to Environmental Laws), (iii) arise under Section 13.3 of the Participation Agreement (subject to the proviso to said Section), or (iv) arise as a result of an Environmental Violation.

         "ENVIRONMENTAL VIOLATION" means any activity, occurrence or condition or omission that violates or results in non-compliance with, or could reasonably be expected to give rise to liability under, any Environmental Law.

         "EQUIPMENT" means equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by the Lessor using the proceeds of the Participation Interests in the Advances now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of the Property, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, storm doors and windows, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, cleaning systems (including window cleaning apparatus), telephone wiring, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, pipes, pumps, tanks, conduits, fittings and fixtures of every kind and description, PROVIDED that from and after the execution and delivery of the Acquired Personal Property Bill of Sale, the term "EQUIPMENT" shall exclude the Acquired Personal Property.

         "EQUIPMENT SCHEDULE" means each Equipment Schedule in the form of Exhibit C to the Lease.

         "EQUITY SECURITIES" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor Federal statute.

         "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Code


                                  Appendix 1 - 14
of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in CLAUSE (I) above or any trade or business described in CLAUSE (II) above is a member. Any former ERISA Affiliate of the Guarantor or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Guarantor or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Guarantor or such Subsidiary and with respect to liabilities arising after such period for which the Guarantor or such Subsidiary could be liable under the Code or ERISA.

         "ERISA EVENT" means (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan or the assets thereof, or against the Guarantor, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; or
(ii) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code.

         "EUROCURRENCY RESERVE REQUIREMENTS" means, for any day as applied to an Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "EURODOLLAR RATE" means, with respect to each day during each Interest Period, the rate per annum determined by the Agent to be the offered rate per annum at which deposits in Dollars appear with respect to such Interest Period on the Telerate Page 3750 (or any successor page), or if such offered rate is not available, then the rate per annum at which deposits in Dollars appear with respect to such Interest Period on the Reuters Screen LIBOR Page (or any successor page) in each case as of 11:00 a.m. (London time), two Business Days prior to the beginning of such Interest Period or in the event that the foregoing offered rates are not available, then the average (rounded upward to the nearest whole multiple of one sixteenth of one percent per annum, if such average is not such a multiple) of the respective rates notified to the Agent by each of the Participants as the rates at which such Participant's Funding Office is offered Dollar deposits at or about 11:00 a.m. (London time), two Business Days prior to the beginning of such Interest Period in the interbank Eurodollar market for delivery on the first day of such Interest Period for the number of days comprised therein in an amount comparable to the amount of its Participation Interest to be outstanding during such Interest Period.

         "EVENT OF DEFAULT" means a Lease Event of Default, a Guarantee Event of Default or a Construction Agency Agreement Event of Default.


                                  Appendix 1 - 15

         "EXCEPTED PAYMENTS" means:

                  (a) all indemnity payments (including indemnity payments made pursuant to Section 13 of the Participation Agreement) to which the Lessor, or any of its Affiliates, agents, officers, directors or employees is entitled, PROVIDED that during the Construction Period with respect to Expansion Improvements only, indemnity payments made to the Lessor pursuant to Section 13.13 of the Participation Agreement for Losses arising out of its indemnification obligations under Section
         13.14 of the Participation Agreement shall not constitute Excepted Payments;

                  (b) any amounts (other than Basic Rent or amounts payable by Lessee pursuant to Section 16.2, Section 16.3 or Articles XVII, XX or XXII of the Lease) payable under any Operative Document to reimburse the Lessor or any of its respective Affiliates (including the reasonable expenses of the Lessor incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Document, except to the extent that one or more Participants have indemnified the Lessor with respect thereto pursuant to the Participation Agreement;

                  (c) any amount payable to the Lessor by any Participant or transferee permitted under the Operative Documents of the interest of the Lessor as the purchase price of such purchasing Participant's Participation Interest;

                  (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) to which the Lessor is entitled under liability policies other than such proceeds or payments payable to the Agent;

                  (e) any insurance proceeds under policies maintained by the Lessor, other than policies maintained by the Lessee and paid for by the Lessor with the proceeds of Advances under Section 14.2 of the Lease during the Construction Period with respect to the Expansion Improvements;

                  (f) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of the Lessor;

                  (g) all right, title and interest of the Lessor to the Property (subject to the Lessee's rights under the Lease) or any portion thereof or any other property to the extent any of the foregoing has been released from the Lien of the Mortgage, the Assignment of Lease and the applicable Construction Agency Agreement Assignment pursuant to the terms thereof following the payment of the Participant Balances of all of the Participants and all amounts due and owing to the Agent; and

                  (h) any payments in respect of interest to the extent attributable to payments referred to in CLAUSES (a) through (g) above.

         "EXCESS INVESTMENT" of the Lessor means the excess (if any) of the outstanding Participant Balance of the Lessor in the Property from time to time over the amount that would have been the Lessor's Participant Balance if, in connection with all Advances actually made under the Participation Agreement, all Participants had paid to the Lessor an amount equal to the


                                  Appendix 1 - 16
product of (a) the aggregate amount of such Advances, multiplied by (b) their respective Commitment Percentages, as such excess may be determined by the Lessor. Absent the existence of a Defaulting Participant, a failure by Participant to make a payment required by Section 3.4 of the Participation Agreement or some other unexpected contingency, it is expected that the Lessor will have no Excess Investment.

         "EXCESS PROCEEDS" means the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the sum of (a) the aggregate Asset Termination Value paid by the Lessee pursuant to Articles XIV and XV of the Lease with respect to such Casualty or Condemnation, PLUS (b) any unindemnifiable losses, costs, liabilities or expenses incurred by any Lessor Party (whether or not capitalized pursuant to Section 3.7(e) of the Participation Agreement).

         "EXCESS REIMBURSEMENT" is defined in Section 11.7 of the Participation Agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "EXISTING FACILITY" means the Land Interest and the Existing Improvements.

         "EXISTING FACILITY ADVANCES" means the Advances made in respect of Property Acquisition Costs.

         "EXISTING FACILITY ASSET TERMINATION VALUE" means, as of any date of determination, an amount equal to the sum of the aggregate outstanding principal amount of the Existing Facility Advances, all accrued and unpaid interest and yield thereon, and all other amounts owing by the Lessee under the Operative Documents in respect of the Existing Facility.

         "EXISTING FACILITY LEASE BALANCE" means that amount of the Lease Balance attributable to financing the Property Acquisition Costs of the Existing Facility.

         "EXISTING FACILITY PARTICIPANTS" means the Tranche T Participant, the Tranche B Existing Facility Participants and the Tranche C Existing Facility Participants.

         "EXISTING FACILITY AND TENANT IMPROVEMENTS RESIDUAL VALUE GUARANTEE AMOUNT" means an amount equal to the Tranche A Proportionate Share of the sum of the Existing Facility Lease Balance and the Tenant Improvements Lease Balance.

         "EXISTING IMPROVEMENTS" means the wafer fabrication facility located on the Land Interest, together with all other Improvements existing on or with respect to the Land Interest on the Closing Date.

         "EXISTING OWNER" means Micron.

         "EXPANSION IMPROVEMENTS" means the improvements to the Existing Facility described in the applicable Plans and Specifications to be constructed by the Construction Agent pursuant to the Expansion Improvements Construction Agency Agreement that are subject to the application of EITF 97-10.


                                  Appendix 1 - 17

         "EXPANSION IMPROVEMENTS ADVANCES" means Advances made in respect of Property Improvements Costs used to finance the Expansion Improvements.

         "EXPANSION IMPROVEMENTS ASSET TERMINATION VALUE" means, as of any date of determination, an amount equal to the sum of the aggregate outstanding principal amount of the Expansion Improvements Advances, all accrued and unpaid interest and yield thereon, and all other amounts owing by the Lessee under the Operative Documents in respect of the Expansion Improvements.

         "EXPANSION IMPROVEMENTS CLOSING DATE" means the date on which an amended and restated Lease Supplement is executed and delivered by the parties thereto and all the conditions precedent set forth in Sections 6.1 and 6.2 of the Participation Agreement have been satisfied or waived by the applicable parties as set forth therein.

         "EXPANSION IMPROVEMENTS CONSTRUCTION AGENCY AGREEMENT" means the Construction Agency Agreement dated as of the Expansion Improvements Closing Date, between the Lessor and the Construction Agent, in the form of Exhibit L-2 to the Participation Agreement.

         "EXPANSION IMPROVEMENTS CONSTRUCTION AGENCY AGREEMENT EVENT OF DEFAULT" means a "Construction Agency Agreement Event of Default" as defined in Section
5.1 of the Expansion Improvements Construction Agency Agreement.

         "EXPANSION IMPROVEMENTS LEASE BALANCE" means that amount of the Lease Balance attributable to financing the Property Improvements Costs of the Expansion Improvements.

         "EXPANSION IMPROVEMENTS PARTICIPANTS" means the Tranche A Expansion Improvements Participants, the Tranche B Expansion Improvements Participants and the Tranche C Expansion Improvements Participants.

         "EXPANSION IMPROVEMENTS RESIDUAL VALUE GUARANTEE AMOUNT" means, as of any date of determination, (A) prior to the Completion Date with respect to the Expansion Improvements, an amount equal to (1) the total Tranche A Proportionate Share of the total Project Costs of the Expansion Improvements MINUS (2) the Accreted Value or Discount Value of any Prepaid Rent in respect of the Expansion Improvements paid by the Lessee or the Construction Agent prior to the Completion Date with respect to the Expansion Improvements; and (B) after the Completion Date with respect to the Expansion Improvements, an amount equal to the aggregate Tranche A Proportionate Share of the Expansion Improvements Lease Balance, PROVIDED, HOWEVER, that if (i) a Cost Overrun Event has occurred and the Lessee or the Construction Agent has paid Prepaid Rent in connection therewith pursuant to Section 3.4(c) of the Expansion Improvements Construction Agency Agreement, or (ii) any amount in respect of the Expansion Improvements has been capitalized pursuant to clause (ii) of Section 3.7(e) of the Participation Agreement, then the Expansion Improvements Residual Value Guarantee Amount shall be recomputed such that (a) the Lessee is not deemed under GAAP to be the owner of the Expansion Improvements prior to Completion with respect to the Expansion Improvements, and (b) from the Lessee's perspective the Lease qualifies as an operating lease in accordance with GAAP in effect on the date of the Participation Agreement.


                                  Appendix 1 - 18

         "EXPIRATION DATE" means, as of any date of determination, the later of the Initial Expiration Date or, if a Renewal Term has been granted, the Extended Expiration Date then in effect.

         "EXPIRATION DATE PURCHASE OBLIGATION" means the Lessee's obligation, pursuant to Section 20.2 of the Lease, to purchase all (but not less than all) of the Property on the Expiration Date.

         "EXTENDED EXPIRATION DATE" means the date which is two or four years following the Initial Expiration Date, in the event the first or second Renewal Term, as applicable, has been granted pursuant to Section 21.1 of the Lease.

         "EXTENDED MATURITY DATE" means the date which is two or four years following the Initial Maturity Date, in the event the Initial Maturity Date has been extended for one or two additional two year periods pursuant to Section 3.6(b) of the Participation Agreement.

         "EXTENSION EFFECTIVE DATE" is defined in Section 3.6(b) of the Participation Agreement and Section 21.1 of the Lease.

         "EXTENSION REQUEST" is defined in Section 3.6(b) of the Participation Agreement.

         "EXTENSION RESPONSE DATE" is defined in Section 3.6(b) of the Participation Agreement.

         "FAIR MARKET SALES VALUE" means, with respect to the Property, the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of the Property. The Fair Market Sales Value of the Property shall be determined based on the assumption that, except for purposes of Article XVII of the Lease and Section 13.2 of the Participation Agreement, the Property is in the condition and state of repair required under Section 10.1 of the Lease and the Lessee is in compliance with the other requirements of the Operative Documents.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transaction received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "FEE LETTER" means that certain fee letter dated July 17, 2000 between the Agent and the Guarantor.

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

         "FISCAL YEAR" means the fiscal year of the Lessee, the Guarantor, and its Subsidiaries ending on December 31 of each calendar year.


                                  Appendix 1 - 19

         "FIXED CHARGES" shall mean, for any period, the sum, without duplication, determined on a consolidated basis of (a) Interest Expense of the Guarantor and its Subsidiaries for the four Fiscal Quarters ended as of the last day of such period plus (b) scheduled debt payments for long term Funded Indebtedness of the Guarantor and its Subsidiaries for the Fiscal Quarter ended as of the last day of such period PLUS (c) all rental expenses of the Guarantor and its Subsidiaries for the four Fiscal Quarters ended as of the last day of such period.

         "FIXED CHARGE COVERAGE RATIO" shall mean, with respect to the Guarantor as of any day, the ratio, determined on a consolidated basis, of (a) EBITDAR for the period of four consecutive Fiscal Quarters of the Guarantor ending on, or most recently preceding, such day, MINUS Capital Expenditures for such period PROVIDED that up to $50,000,000 in Capital Expenditures that may be incurred in connection with a new manufacturing facility shall not be included until March 31, 2002, to (b) Fixed Charges for such period.

         "FIXTURES" means all fixtures relating to the Improvements, including all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto, excluding Acquired Personal Property.

         "FORCE MAJEURE DELAY" means any delay caused by conditions beyond the reasonable control of the Construction Agent, including without limitation, acts of God or the elements, fire, strikes, labor disputes, and delays in delivery of materials and disruption of shipping, PROVIDED that no such delay or delays shall have the effect of extending the applicable Outside Completion Date beyond thirty (30) days in the aggregate; PROVIDED that such thirty (30) day extension may be increased to up to ninety (90) days in the aggregate so long as such increased delay does not have a material adverse effect on the value or utility of the Property.

         "FORECLOSURE SALE" is defined in Section 17.4 of the Lease.

         "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

         "FULLY INDEMNIFIABLE EVENT" means the occurrence of any of the following events: (i) a Lease Event of Default specified in Section 17.1(f) or
(g) of the Lease, or (ii) the Lessee has committed fraud, misapplication of funds, illegal acts or willful misconduct in respect of the Property, the Operative Documents or any actions or transactions in connection therewith.

         "FUNDED INDEBTEDNESS" of any Person shall mean, without duplication:

         (a) All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);

         (b) All obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price and obligations under "synthetic" leases), other than trade payables incurred by such Person in the ordinary course of its business on ordinary terms and overdue.


                                  Appendix 1 - 20

         (c) All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property); and

         (d) All obligations of such Person as lessee under or with respect to Capital Leases.

         "FUNDING DATE" means any Business Day on which Advances are funded or deemed funded pursuant to the Participation Agreement.

         "FUNDING OFFICE" means the office of each Participant identified on
Schedule II to the Participation Agreement as its Funding Office.

         "FUNDING REQUEST" is defined in Section 3.4 of the Participation Agreement.

         "GAAP" means United States generally accepted accounting principles (including principles of consolidation), in effect from time to time, consistently applied.

         "GOVERNMENTAL ACTION" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of the Property.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTEE" means the Guarantee dated as of the Closing Date by Guarantor of the obligations of the Construction Agent and the Lessee under the Operative Documents in favor of the Lessor and the Participants except the Tranche T Participant.

         "GUARANTEE EVENT OF DEFAULT" means any of the events listed in
Section 11.1 of the Guarantee.

         "GUARANTOR" means TriQuint Semiconductor, Inc., a Delaware corporation.

         "GUARANTY OBLIGATION" shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation (the "PRIMARY OBLIGATIONS") of another Person (the "PRIMARY OBLIGOR"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services


                                  Appendix 1 - 21
primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

         "HAZARDOUS ACTIVITY" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Substance into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Substance; or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

         "HAZARDOUS CONDITION" means any condition that violates or threatens to violate, or that results in or threatens noncompliance with, any Environmental Law.

         "HAZARDOUS SUBSTANCE" means any of the following: (i) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety; or (iii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

         "HISTORICAL FINANCIAL STATEMENTS" means as of the Closing Date, (i) the audited financial statements of the Guarantor and its Subsidiaries as filed with the Commission, for the immediately preceding three Fiscal Years, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, (ii) the unaudited financial statements of the Guarantor and its Subsidiaries as filed with the Commission as at the most recently ended Fiscal Quarter, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the three-, six- or nine-month period, as applicable, ending on such date.

         "IMPOSITIONS" means, except to the extent described in the following sentence, any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("TAXES") including (i) real and personal property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes);
(iii) any excise taxes; (iv) real estate transfer taxes, mortgage taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; (vi) assessments on the Property, including all assessments for


                                  Appendix 1 - 22
public improvements or benefits, whether or not such improvements are commenced or completed within the Term; (vii) any tax, Lien, assessment or charge asserted, imposed or assessed by the PBGC or any Governmental Authority succeeding to or performing functions similar to, the PBGC, and
(viii) any taxes that arise as a result of or in connection with the Tax Abatement Agreements or the Assignment and Assumption of Tax Abatement Agreements, and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) the Property or any part thereof or interest therein; (b) the leasing, financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on or in, delivery, insuring, use, operation, improvement, transfer of title, return or other disposition of the Property or any part thereof or interest therein; (c) the Participation Interests with respect to the Property or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from the Property or any part thereof or interest therein; (e) the Operative Documents, the performance thereof, or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract (including the Construction Agency Agreements) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; or (h) otherwise in connection with the transactions contemplated by the Operative Documents.

         The term "IMPOSITION" shall not mean or include:

                  (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, transfer or property taxes) that are imposed on an Indemnitee by the United States federal government or any foreign government that are based on or measured by the net income (including taxes based on capital gains and minimum taxes) of such Person; PROVIDED, that this CLAUSE (i) shall not limit or expand the Lessee's obligations with respect to withholding taxes under Sections 13.5(e), 13.5(g) and 13.5(h) of the Participation Agreement and PROVIDED, FURTHER, that this CLAUSE (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                  (ii) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, transfer or property taxes) that are imposed by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are franchise taxes or are based upon or measured by the net income or net receipts except that this CLAUSE (ii) shall not apply to (and thus shall not exclude) any such net incremental Taxes imposed on an Indemnitee with respect to the transactions contemplated by the Operative Documents by a state (or any local taxing authority thereof or therein) by reason of the transactions contemplated by the Operative Documents being characterized by such state authority as something other than a loan; PROVIDED that this CLAUSE (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;


                                  Appendix 1 - 23

                  (iii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of the Property in accordance with the terms of the Lease (but not any Tax or imposition that relates to any period prior to such termination and redelivery);

                  (iv) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of
         Section 13.5 of the Participation Agreement; or

                  (v) any Taxes which are imposed on an Indemnitee as a result of the gross negligence or willful misconduct of such Indemnitee itself, but not Taxes imposed as a result of ordinary negligence of such Indemnitee.

Any Tax excluded from the defined term "Imposition" in any one of the foregoing CLAUSES (i) through (v) shall not be construed as constituting an Imposition by any provision of any other of the aforementioned clauses.

         "IMPROVEMENTS" means all buildings, structures, Fixtures, Equipment, and other improvements of every kind existing and/or at any time and from time to time and either constructed pursuant to any Construction Agency Agreement or those purchased with amounts advanced by the applicable Participants pursuant to the Participation Agreement (or those becoming the property of the Lessor pursuant to Article XI of the Lease) on or under the Land Interest, Improvements, including the Existing Improvements, the Expansion Improvements and the Tenant Improvements, together with any and all appurtenances to such buildings, structures, or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions to or changes in the Improvements at any time, but excluding any Acquired Personal Property from and after the date the Lessor executes and delivers the Acquired Personal Property Bill of Sale.

         "INCREMENTAL COMMITMENTS" is defined in Section 3.6(d) of the Participation Agreement.

         "INDEBTEDNESS" of any Person shall mean, without duplication:

         (a) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);

         (b) all obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price and obligations under "SYNTHETIC" leases);

         (c) all obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property);


                                  Appendix 1 - 24

         (d) all obligations of such Person as lessee under or with respect to Capital Leases;

         (e) all non-contingent payment or reimbursement obligations of such Person under or with respect to Surety Instruments;

         (f) all net obligations of such Person, contingent or otherwise, under or with respect to Rate Contracts;

         (g) all Guaranty Obligations of such Person with respect to the obligations of other Persons of the types described in CLAUSES
                  (a)-(f) above and all other Contingent Obligations of such Person; and

         (h) all obligations of other Persons of the types described in CLAUSES (a)-(f) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien in any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations.

         "INDEMNIFICATION SECTIONS" is defined in Section 13.13 of the Participation Agreement.

         "INDEMNIFIED PARTY" is defined in Section 13.14(a) of the Participation Agreement.

         "INDEMNITEE" means the Lessor, the Agent, the Participants, their respective Affiliates and their respective successors, assigns, directors, shareholders, partners, officers, employees and agents, PROVIDED that in no event shall the Lessee, the Lessee's General Partner, the Construction Agent, the Guarantor or the Tranche T Participant be or be deemed to be an Indemnitee under the Operative Documents.

         "INITIAL EXPIRATION DATE" means the fifth anniversary of the Closing Date.

         "INITIAL MATURITY DATE" means the fifth anniversary of the Closing
Date.

         "INSURANCE REQUIREMENTS" means all terms and conditions of any insurance policy required by the Lease to be maintained by the Lessee, and all requirements of the issuer of any such policy.

         "INTEREST EXPENSE" means, with respect to any Person for any period, the sum determined on a consolidated basis in accordance with GAAP, of (a) all interest accruing on the Indebtedness of such Person during such period (including, without limitation, interest attributable to Capital Leases) PLUS
(b) all fees in respect of outstanding letters of credit payable by such Person and accruing during such period.

         "INTEREST PAYMENT ADVANCE" means any Advance made to fund the payment of interest or yield accruing on the Expansion Improvements Advances prior to the Completion Date with respect to the Expansion Improvements.


                                  Appendix 1 - 25

         "INTEREST PERIOD" means

                  (i) with respect to any Advance or portion thereof used to finance the Tranche C Participation Interests in Property Acquisition Costs and Property Improvements Costs:

                           (a) initially, (1) in the case of the Advance made on the Closing Date, the period commencing three Business Days after the date on which the Lessee gives irrevocable written notice pursuant to Section 3.7(a) of the Participation Agreement of the Lessee's election to convert such Advance to a Eurodollar Rate Advance, or (2) in the case of any other Advance, the period commencing on the Funding Date with respect to such Advance and ending, in either case, one, two, three or six months thereafter, as selected by the Lessee in its irrevocable written notice or Funding Request, as the case may be, given with respect thereto; and

                           (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Advance and ending one, two, three or six months thereafter, as selected by the Lessee by irrevocable notice to the Lessor and the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto,

                  (ii) with respect to any Advance or portion thereof used to finance the Tranche A Participation Interests and Tranche B Participation Interests in (1) Property Acquisition Costs and Property Improvements Costs of the Existing Facility and the Tenant Improvements during the Construction Period in respect of the Tenant Improvements, and (2) Property Improvements Costs of the Expansion Improvements during the Construction Period applicable to Expansion Improvements,

                           (a) initially, the period commencing on the Funding Date of such Advance or portion thereof and ending on the date which is one month thereafter; and

                           (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Advance or portion thereof and ending one month thereafter.

                  (iii) (1) from and after the Construction Period with respect to the Tenant Improvements, with respect to any Advance or portion thereof used to finance Tranche A Participation Interests and Tranche B Participation Interests in Property Acquisition Costs and Property Improvements Costs of the Existing Facility and the Tenant Improvements, and (2) from and after the Construction Period with respect to the Expansion Improvements, with respect to any Advance or portion thereof used to finance Tranche A Participation Interests and Tranche B Participation Interests in Property Improvements Costs of the Expansion Improvements,


                                  Appendix 1 - 26

                           (a) initially, the period commencing on the Funding Date of such Advance or portion thereof and ending on the date which is one year thereafter; and

                           (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Advance or portion thereof and ending one year thereafter.

PROVIDED that, the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that would otherwise extend beyond the Expiration Date shall end on the Expiration Date;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (iv) the Lessee shall select Interest Periods so as not to require a payment or prepayment of any Advance during an Interest Period for such Advance; and

                  (v) if the Lessee shall fail to specify the length of any Interest Period for any Advance (including an Interest Payment Advance or any amount capitalized under the terms of Section 3.7(e) of the Participation Agreement), such Advance shall have an Interest Period of one month until such time as the Lessee shall specify an Interest Period therefor.

         "INVESTMENT" of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including any Guaranty Obligations of such Person and any indebtedness of such Person of the type described in CLAUSE (h) of the definition of "INDEBTEDNESS" on behalf of any other Person); PROVIDED, HOWEVER, that Investments shall not include (a) accounts receivable or other indebtedness owned by customers of such Person which are current assets and arose from sales of inventory in the ordinary course of such Person's business or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business.

         "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.


                                  Appendix 1 - 27

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "LAND INTEREST" means fee title to the parcel of real property described on Schedule 1 of Lease Supplement and all Appurtenant Rights attached thereto.

         "LAND INTEREST ACQUISITION DATE" means the date on which the Lessor acquires the Existing Facility, which date shall be specified in the Acquisition Request.

         "LATE PAYMENT RATE" means (a) for each day (other than as set forth in CLAUSE (b) of this definition) the Federal Funds Effective Rate or (b) for the purpose of computing interest on past due payments for each day following the fifth day after such payments first became due, a rate of two percent (2%) per annum in excess of the Alternate Base Rate then in effect; PROVIDED, the Late Payment Rate shall not, notwithstanding anything to the contrary herein contained, exceed the maximum rate of interest permitted by applicable law.

         "LEASE" means the Master Lease, dated as of the Closing Date, between the Lessor and the Lessee, together with the Lease Supplements and all Equipment Schedules thereto.

         "LEASE BALANCE" means, as of any date of determination, an amount equal to the aggregate sum of the outstanding amount of the Advances (including all amounts capitalized under the terms of Section 3.7(e) of the Participation Agreement), PLUS (without duplication) all accrued and unpaid Basic Rent and all Supplemental Rent (MINUS the aggregate amount of all Prepaid Rent) owing by the Lessee under the Operative Documents.

         "LEASE COMMENCEMENT DATE" means with respect to the Existing Facility and the Tenant Improvements, the Land Interest Acquisition Date, and with respect to the Expansion Improvements, the Completion Date with respect to the Expansion Improvements.

         "LEASE DEFAULT" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

         "LEASE EVENT OF DEFAULT" is defined in Section 17.1 of the Lease.

         "LEASE SUPPLEMENT" means the Lease Supplement in the form attached as Exhibit A to the Lease, dated as of the Land Interest Acquisition Date, between the Lessor and the Lessee, together with all attachments and schedules thereto, as such Lease Supplement may be supplemented, amended, modified or restated from time to time, including as may be restated pursuant to the Restated Lease Supplement.

         "LESSEE" means TriQuint Semiconductor Texas, LP, a Texas limited partnership and a wholly-owned Subsidiary of the Guarantor, as lessee under the Lease, and its successors and assigns expressly permitted under the Operative Documents.

         "LESSEE'S GENERAL PARTNER" means TriQuint Texas General Holding Company, a Delaware corporation.


                                  Appendix 1 - 28

         "LESSOR" means Lease Plan North America, Inc., as Lessor under the
Lease.

         "LESSOR FINANCING STATEMENTS" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement.

         "LESSOR LIEN" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor not resulting from the transactions contemplated by the Operative Documents, (b) any act or omission of the Lessor which is not required by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against the Lessor with respect to Taxes or Transaction Expenses against which Lessee is not required to indemnify the Lessor, pursuant to Sections 9 (other than claims not permitted to be so indemnified during the Construction Period under Sections
9.1 or 9.3) or 13.5 of the Participation Agreement, (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Property or the Operative Documents other than the transfer of title to or possession of the Property by the Lessor pursuant to and in accordance with the Lease, the Construction Agency Agreements or the Participation Agreement or pursuant to the exercise of the remedies set forth in
Article XVII of the Lease or Section 3.4(b) of the applicable Construction Agency Agreement or (e) the gross negligence, willful misconduct or fraud of the Lessor or any of its employees or any agent (other than the Agent or the Construction Agent) or representative of the Lessor duly authorized by the Lessor to act on its behalf.

         "LESSOR LOSSES" is defined in Section 13.13 of the Participation Agreement.

         "LESSOR PARTY" means the Lessor, the Agent and the Participants.

         "LESSOR'S SALE" is defined in Section 17.4 of the Lease.

         "LIEN" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as "DEBTOR", any financing or continuation statement under the Uniform Commercial Code of any jurisdiction or any foreign or federal, state or local lien imposed pursuant to any Environmental Law.

         "LOSSES" is defined in Section 13.14(b) of the Participation Agreement.

         "MARKETING PERIOD" means the period commencing on the date one hundred eighty (180) days prior to the Expiration Date and ending on the Expiration Date.

         "MATERIAL", "MATERIALLY", and "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (i) the ability in any material respect of the Lessee, the Construction Agent, the Lessee's General Partner or the Guarantor to perform its obligations under any of the Operative Documents to which it is a party, (ii) the value or utility of the Property such that the value (as


                                  Appendix 1 - 29
determined by a third party appraiser acceptable to the Lessee and the Lessor) of the Property decreases below 75% of the appraised value therefor as set forth in the Appraisal, (iii) the Lessor's interests in or title to the Property, or
(iv) the ability of the Lessor, the Agent or the Participants to enforce any of its rights or remedies under any Operative Document.

         "MATERIAL ENVIRONMENTAL AMOUNT" means an amount payable by the Lessee and/or its Subsidiaries in excess of 30% of the original Property Cost for remedial costs, non-routine compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

         "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "MATURITY DATE" means, as of any date of determination, the later of the Initial Maturity Date or, if an extension of the Initial Maturity Date has been granted pursuant to Section 3.6(b) of the Participation Agreement, the Extended Maturity Date then in effect.

         "MICRON" means Micron Technology Texas, LLC, an Idaho limited liability company.
         "MICRON SNDA" means that certain Subordination, Non-Disturbance and Attornment Agreement between Micron and the Agent, in form and substance reasonable satisfactory to the Agent and Micron, with respect to the Micron Sublease.

         "MICRON SUBLEASE" means that certain lease dated as of the Closing Date between Micron, as tenant, and Lessee, as lessor, pursuant to which Micron shall sublease certain space in the Existing Improvements for an aggregate term (including all renewals) not in excess of nine (9) months commencing on the Closing Date.

         "MODIFICATIONS" is defined in Section 11.1(a) of the Lease.

         "MOODY'S" means Moody's Investor Services, Inc.

         "MORTGAGE" means, with respect to the Property, the Deed of Trust, Security Agreement and Financing Statement substantially in the form attached as Exhibit N to the Participation Agreement, made by the Lessor in favor of the Trustee for the benefit of the Agent for the benefit of the Participants and satisfactory in form and substance to the Agent and the Required Participants in order to create a first priority mortgage lien on the Lessor's fee interest in the Land Interest and the Improvements and a first priority security interest in and lien on the Equipment, if any.

         "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "MULTIEMPLOYER PLAN" as defined in Section 3(37) of ERISA.

         "NET CURE PROCEEDS" is defined in Section 11.8 of the Participation Agreement.


                                  Appendix 1 - 30

         "NET PROCEEDS" means all amounts paid in connection with any Casualty or Condemnation, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Agent or the Lessor is entitled to be reimbursed pursuant to the Lease.

         "NET SALES PROCEEDS" means the gross proceeds actually received by the Lessor upon any sale by the Lessor of any part of the Property pursuant to Articles XVII or XXII of the Lease, including, without limitation, (i) any such payments made to the Lessor by the Lessee or any purchaser, (ii) any Shortfall Amount paid to the Lessor by the Lessee pursuant to Section 13.2 of the Participation Agreement, and (iii) any interest or yield paid by the Lessee to the Lessor on past due amounts under the Lease; but excluding any payments applied by the Lessor to pay, or received by the Lessor as reimbursement for, bona fide costs of the sale and further excluding any excess net sales proceeds received from a purchaser that the Lessor is required to pay over to the Lessee. In the event that for any reason whatsoever, including a default by the Lessee, the Lessor does not sell the Property pursuant to the Lease on the Designated Payment Date, "Net Sales Proceeds" shall nonetheless include any Shortfall Amount required to be paid pursuant to Section 13.2 of the Participation Agreement and actually received by the Lessor. Further, if the Lessor does not sell the Property pursuant to the Lease, then "NET SALES PROCEEDS" shall also include the excess, if any, of:

         (a) all rents and all sales, condemnation and insurance proceeds actually received by the Lessor from any sale or lease after the Designated Payment Date of any interest in, or because of any subsequent taking or damage to, the Property; over

         (b) the sum of (i) all costs of collecting the rents and proceeds described in the preceding CLAUSE (a) PLUS (ii) all ad valorem taxes, insurance premiums and other costs of every kind incurred by the Lessor with respect to the ownership, operation or maintenance of the Property.

However, for purposes of computing any excess described in the preceding sentence, costs described in CLAUSE (b) shall not include the Lessor's general overhead costs or any costs for which the applicable Participants have already paid the Lessor their respective Commitment Percentages thereof as required by
Section 11.6 of the Participation Agreement.

         "NON-CONSENTING PARTICIPANT" means any Participant which has denied, or is deemed to have denied, an Extension Request pursuant to Section 3.6 of the Participation Agreement.

         "ORIGINAL EXECUTED COUNTERPART" is defined in Section 31.8 of the Lease.

         "OPERATIVE DOCUMENTS" means the following:

         (a)      the Participation Agreement;

         (b)      the Lease, the Lease Supplement and the Restated Lease
                  Supplement;

         (c)      the Deposit Agreements;

                               Appendix 1 - 31

         (d) the Property Purchase Agreement, the Assignment of Property Purchase Agreement and the Deed;

         (e)      the Construction Agency Agreements;

         (f)      the Assignment of Lease;

         (g)      the Consent to Assignment;

         (h)      the Equipment Schedules;

         (i)      the Mortgage;

         (j)      the Construction Agency Agreement Assignments;

         (k)      the Consent to Construction Agency Agreement Assignments;

         (l)      the Assignments of Construction Documents; and

         (m)      the Guarantee.

         "OTHER NON-CONSENTING PARTICIPANT" is defined in Section 3.6(c) of the Participation Agreement.

         "OUTSIDE COMPLETION DATE" means with respect to the Tenant Improvements, the date which is the tenth (10th) monthly anniversary of the Closing Date, and with respect to the Expansion Improvements, the date agreed upon by the Lessee, the Construction Agent, the Guarantor, the Lessor, the Agent and the Participants on or prior to the Expansion Improvements Closing Date.

         "OVERDUE RATE" means, with respect to the Advances, fees or any other payment due under the Operative Documents, the interest or yield rate then applicable to the Advances PLUS 2% per annum.

         "PARTICIPANT BALANCE" means for each Participant the sum of its Tranche A Participant Balance, its Tranche B Participant Balance and its Tranche C Participant Balance.

         "PARTICIPANT'S LETTER" is defined in Section 12.1(b) of the Participation Agreement.

         "PARTICIPANTS" means the Lessor, ABN AMRO Bank N.V., and each Person executing the Participation Agreement or a Participant's Letter as a Participant and purchasing a Participation Interest in the transactions contemplated by the Participation Agreement and the other Operative Documents.

         "PARTICIPATION AGREEMENT" means the Participation Agreement, dated as of the Closing Date, among the Lessee, the Guarantor, the Lessor, the Construction Agent, the Lessee's General Partner, the Participants and the Agent.

                               Appendix 1 - 32

         "PARTICIPATION INTEREST" means, as to the Tranche T Participant, each other Tranche A Participant and each Tranche B Participant, a participation interest or, as to each Tranche C Participant, an equity interest, in the Advances and the Lease and the right to receive that percentage of the following payments actually received by the Lessor from or on behalf of the Lessee as is set forth on Schedule I to the Participation Agreement under the column heading "COMMITMENTS", subject to the provisions of Sections 3.10 through 3.23 and
Section 11 of the Participation Agreement: (i) Basic Rent, (ii) Supplemental Rent, (iii) Existing Facility Asset Termination Value, Tenant Improvements Asset Termination Value and Expansion Improvements Asset Termination Value, (iv) Purchase Option Price, (v) Net Sales Proceeds, (vi) Existing Facility and Tenant Improvements Residual Value Guarantee Amount and, other than with respect to the Tranche T Participant, Expansion Improvements Residual Value Guarantee Amount,
(vii) any Shortfall Amount required to be paid pursuant to Section 13.2 of the Participation Agreement, and (viii) other payments in respect of indemnities (to the extent such Participant is an Indemnitee) or the exercise of remedies under the Operative Documents, excluding, however, (x) any Excepted Payments and (y) as to a particular Participant, any payments on account of any Advances (including any amounts capitalized under the terms of the Participation Agreement) and interest or yield thereon for which the Lessor has not received payment from such Participant of such Participant's applicable Commitment Percentage thereof.

         "PAYMENT DATE" means (a) any Scheduled Payment Date and (b) any date on which interest is payable pursuant to Section 3.7(b) of the Participation Agreement in connection with any prepayment of the Advances.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA.

         "PERMITTED EXCEPTIONS" means (i) Liens of the type described in CLAUSE (b) of the definition of Permitted Liens set forth below, (ii) the respective rights and interests of the parties to the Operative Documents as provided in the Operative Documents, including any Lien securing obligations under the Operative Documents, (iii) statutory Liens of mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue, or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in accordance with the provisions of Article XIII of the Lease, (iv) Liens and exceptions to title described on the title insurance policies in respect of the Property delivered, and accepted by the Agent and the Lessor, on the Land Interest Acquisition Date pursuant to Section 6.1(g) of the Participation Agreement, (v) leases and licenses in effect with respect to the Property which are permitted by the Lease, (vi) all non-monetary encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title, other than any such encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title which, in the reasonable assessment of the Lessor, materially impair the value of the Property or the use of the Property for its intended purpose and (vii) the rights and interests of Micron under the Micron Sublease.

                               Appendix 1 - 33

         "PERMITTED LIENS" means the following Liens, subject however, in the case of the Property, to the terms of the Lease:

         (a) Liens in favor of the Lessor, the Agent or any Participant under the Operative Documents;

         (b) Liens for taxes, assessments or governmental charges or claims not yet due or (i) other than in the case of the Property, with respect to which the Guarantor or its Subsidiaries are taking each of the actions required pursuant to Section 10.1(a)(iii) of the Participation Agreement, and (ii) in the case of the Property, which are being properly contested in accordance with Section 13.1 of the Lease, but only for so long as the requirements of Section 13.1 of the Lease continue to be satisfied;

         (c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

         (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect thereto or on account thereof;

         (e) easements, rights-of-way, zoning restrictions, encroachments, imperfections and other minor defects or irregularities in title, which, individually or in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Guarantor or any of its Subsidiaries;

         (f) Liens on property or assets of any corporation which becomes a Subsidiary of the Guarantor or on any property or assets acquired by the Lessee or any of its Subsidiaries after the Closing Date, PROVIDED that (A) such Liens exist at the time the stock of said corporation or assets or property is or are acquired by the Lessee and (B) such Liens were not created in contemplation of such acquisition by the Guarantor or Subsidiary.

         (g) Liens incurred in connection with the purchase or shipping of goods or assets on the related assets and proceeds thereof in favor of the seller or shipper of such goods or assets.

                               Appendix 1 - 34

         (h) Liens on insurance proceeds in favor of insurance companies with respect to the financing of insurance premiums;

         (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of Guarantor's and its Subsidiaries' businesses;

         (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

         (k) licenses of patents, trademarks and other intellectual property rights granted by the Lessee or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Guarantor or such Subsidiary;

         (l) judgment liens not constituting a Lease Event of Default pursuant to Section 17.1(h) of the Lease;

         (m) Liens described in Schedule 10.1(b)(ii) to the Participation Agreement and existing on the Closing Date;

         (n) Liens securing Indebtedness permitted pursuant to Section 10.1(b)(i)(H), 10.1(b)(i)(I) and 10.1(b)(i)(K) of the
                  Participation Agreement; PROVIDED, in the case of Indebtedness permitted by Section 10.1(b)(i)(I) of the Participation Agreement, any Lien permitted hereby shall encumber only the asset acquired with the proceeds of such Indebtedness and such Liens do not secure any other Indebtedness; and

         (o) any extension or replacement of any of the foregoing in accordance with the terms thereof;

PROVIDED, (i) any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA, and (ii) any Lien relating to or imposed in connection with any Environmental Claim, in each case is expressly prohibited hereunder.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity.

         "PLANS AND SPECIFICATIONS" means, with respect to the Tenant Improvements, the plans and specifications for such Tenant Improvements to be constructed on the Land Interest delivered by the Construction Agent to the Lessor pursuant to Section 6.1(j) of the Participation Agreement (which may consist of reasonably detailed purchase orders and such other documents and agreements as the Agent or the Lessor may reasonably request) and, with respect to the Expansion Improvements, the plans and specifications for such Expansion Improvements to be constructed on the Existing Facility or the Land Interest delivered by the Construction Agent to Lessor pursuant to Section 6.2(h) of the Participation Agreement.

                               Appendix 1 - 35

         "PREPAID RENT" means, with respect to the Expansion Improvements, the sum of the aggregate amount of (a) Property Improvements Costs and Transaction Expenses related to Expansion Improvements, if any, caused by a Cost Overrun Event and paid by the Construction Agent prior to the Completion Date with respect to the Expansion Improvements pursuant to (and subject to the limitations set forth in) Section 3.4(c) of the Expansion Improvements Construction Agency Agreement, and (b) Transaction Expenses of a Lessor Party in respect of the Expansion Improvements and indemnification payments in respect of the Expansion Improvements made by the Lessee prior to the Completion Date with respect to the Expansion Improvements under Sections 9.1 and 9.3 of the Participation Agreement, Section 13.1 of the Participation Agreement, Section
13.10 of the Participation Agreement, Article XV of the Lease, Article XVI of the Lease, Section 18.1 of the Lease, Section 23.1 of the Lease or Section 24.1 of the Lease, other than (i) any such payments made as a result of or in connection with a Fully Indemnifiable Event or an Environmental Obligation or a claim that is not related to a failure or an inability to complete construction of the Expansion Improvements and (ii) any such amounts capitalized pursuant to
Section 3.7 (e) of the Participation Agreement.

         "PROJECT COSTS" means "PROJECT COSTS" within the meaning of such term under GAAP in effect on the date of the Participation Agreement.

         "PROPERTY" means (i) the Land Interest and (ii) all of the Improvements, Equipment and Fixtures at any time located on or under such Land Interest other than Equipment and Fixtures not financed by an Advance and not becoming property of the Lessor under Article XI of the Lease.

         "PROPERTY ACQUISITION COST" means, with respect to the Property, the amount funded by the Lessor under the Participation Agreement to pay the Existing Owner for the purchase price of the Existing Facility as set forth in the Acquisition Request therefor.

         "PROPERTY COST" means with respect to the Property, the aggregate amount of the Property Acquisition Cost and the Property Improvements Costs.

         "PROPERTY IMPROVEMENTS COSTS" means, with respect to the Property, the amount funded to or on behalf of the Construction Agent or the Lessee by the Lessor under the Participation Agreement and the Construction Agency Agreements
(a) to construct any Improvements or Fixtures and to purchase any Equipment to be used on the Property in accordance with the Plans and Specifications therefor and the Operative Documents (including, without limitation, the funding of all costs of designing, furnishing, constructing, equipping and installing the Improvements, costs of surveys, plans and permits, environmental analysis, soil analysis, architectural, engineering, environmental consulting and other professionals' fees and disbursements, costs arising from agreements providing for letters of credit, surety bonds or performance bonds securing the performance of the Construction Agent pursuant to such agreements and all other incidental costs and expenses related thereto, in each case incurred in connection with the development, planning and construction of the Improvements) and (b) to pay Transaction Expenses in respect of the Improvements during any Construction Period that are to be capitalized under Section 3.7(e)(i) of the Participation Agreement, as set forth in the Acquisition Request and Funding Requests therefor (including interest and yield on the Advances during the Construction Period relating to Expansion Improvements applied to such

                               Appendix 1 - 36
cost and funded by an Interest Payment Advance and amounts funded by one or more Lessor Parties and capitalized under Section 3.7(e)(ii) of the Participation Agreement).

         "PROPERTY PURCHASE AGREEMENT" means the Purchase Agreement dated as of July 24, 2000 between the Existing Owner, as seller, and TriQuint Semiconductor, Inc., as buyer, together in each case with all exhibits and schedules thereto, which agreement has been further assigned by TriQuint Semiconductor, Inc. to the Lessor pursuant to the Assignment of Property Purchase Agreement.

         "PURCHASE MONEY INDEBTEDNESS" means Indebtedness that is secured by
(i) a purchase money security interest pursuant to the UCC or (ii) another lien under Applicable Law, which Indebtedness secured by such other lien has the characteristics of the Indebtedness secured by the security interest described in clause (i) of this definition.

         "PURCHASE NOTICE" is defined in Section 20.1 of the Lease.

         "PURCHASE OPTION" is defined in Section 20.1 of the Lease.

         "PURCHASE OPTION PRICE" is defined in Section 20.1 of the Lease.

         "QUICK RATIO" shall mean, with respect to the Guarantor at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of:

         (a) The sum (without duplication) of all unencumbered cash, Cash Equivalents, short-term investments and net accounts receivable of the Guarantor and its Subsidiaries at such time;

                                          TO

         (b) the current liabilities of the Guarantor and its Subsidiaries at such time (including current liabilities of the Guarantor and its Subsidiaries in connection with synthetic leases and other off-balance sheet Funded Indebtedness).

         (In calculating the Quick Ratio, Cash Equivalents and short-term investments shall be marked to market monthly).

         "RATE CONTRACTS" shall mean swap agreements (as that that term is defined in Section 101 of the Federal Bankruptcy Reform Act of 1978, as amended) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

         "RELEASE" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

         "REMARKETING OPTION" is defined in Section 22.1 of the Lease.

         "RENEWAL EFFECTIVE DATE" is defined in Section 21.1(a) of the Lease.

                               Appendix 1 - 37

         "RENEWAL OPTION" is defined in Section 21.1(a) of the Lease.

         "RENEWAL REQUEST" is defined in Section 21.1(a) of the Lease.

         "RENEWAL RESPONSE DATE" is defined in Section 21.1(a) of the Lease.

         "RENEWAL TERM" means a renewal term of two years immediately following the Initial Expiration Date or the Extended Expiration Date, as the case may be, in the event the Lessee has exercised a Renewal Option pursuant to Section 21.1 of the Lease and such Renewal Request has been granted in accordance with the terms of the Lease.

         "RENT" means, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

         "REPLACEMENT PARTICIPANT" is defined in Section 3.6(c) of the Participation Agreement.

         "REQUESTING PARTY" is defined in Section 26.1 of the Lease.

         "REQUIRED MODIFICATION" is defined in Section 11.1(a) of the Lease.

         "REQUIRED PARTICIPANTS" means, at any time, Participants (excluding the Tranche T Participant) the applicable Commitment Percentages of which aggregate at least 66% of the Total Commitments (excluding the Commitments held by the Tranche T Participant).

         "REQUIREMENT OF LAW" means all Federal, foreign, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Property, the Improvements or the demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. Section 1201 et. Seq. and any other similar Federal, foreign, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting the Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to Section 12.2 of the Lease.

         "RESIDUAL VALUE GUARANTEE AMOUNT" means the sum of the Existing Facility and Tenant Improvements Residual Value Guarantee Amount PLUS the Expansion Improvements Residual Value Guarantee Amount.

         "RESPONSE ACTIONS" means remove, removal, remedy, and remedial action as those terms are defined in CERCLA, 42 U.S.C. Section 9601.

         "RESPONSIBLE OFFICER" means, with respect to the Guarantor, the Lessee or the Construction Agent, the chief executive officer, the president, any executive vice president, the chief financial officer, the treasurer and the vice president of finance.

                               Appendix 1 - 38

         "RESPONSIBLE OFFICER'S CERTIFICATE" means a certificate of the Lessee or the Construction Agent, as the case may be, signed by any Responsible Officer of such Person, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

         "RESTATED LEASE SUPPLEMENT" means the amended and restated Lease Supplement in the form attached as Exhibit B to the Lease, dated as of the Expansion Improvements Closing Date, between the Lessor and the Lessee, together with all attachments and schedules thereto, as the same may be supplemented, amended, modified or restated from time to time.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

         "SCHEDULED PAYMENT DATE" means (a) as to any Advance having an Interest Period of one, two or three months, the last day of such Interest Period, and (b) as to any Advance having an Interest Period longer than three months, the last day of the first three month period in such Interest Period and the last day of such Interest Period.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "SECURITIES COLLATERAL" means the securities collateral required to be deposited pursuant to the Securities Collateral Agreement.

         "SECURITIES COLLATERAL AGREEMENT" means the Securities Collateral Agreement to be entered into on the Expansion Improvements Closing Date among the Lessee, the Lessor, the Agent and the Participants in form and substance satisfactory to the Agent.

         "SECURITY DOCUMENTS" means the collective reference to the Mortgage, the Assignment of Lease, the Construction Agency Agreement Assignments, the Assignments of Construction Documents, the Deposit Agreements and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor to the Agent and the Participants under the Participation Agreement or of the Lessee to the Lessor under the Lease.

         "SHORTFALL AMOUNT" means, as of the Expiration Date, the amount that the aggregate Asset Termination Value will exceed the aggregate of the Net Sales Proceeds and the Residual Value Guarantee Amount upon the completion of a sale of the Property pursuant to Article XXII of the Lease.

         "SIGNIFICANT CASUALTY" means (i) a Casualty that results in an insurance settlement on the basis of a total loss, or a constructive or compromised total loss, or (ii) a Casualty that in the reasonable, good faith judgment of the Lessee (as evidenced by a Responsible Officer's Certificate delivered by the Lessee to the Lessor pursuant to Section 16.1 of the Lease) either (a) renders the Property unsuitable for continued use as a commercial property of the type of such property immediately prior to such Casualty or
(b) is so substantial in nature that restoration of the Property to substantially its condition as existed immediately prior to such Casualty would be impracticable or impossible.

                               Appendix 1 - 39

         "SIGNIFICANT CONDEMNATION" means (i) a Condemnation that involves a taking of the Lessor's entire title to the Land Interest, (ii) a Condemnation that results in loss of possession of the Property by the Lessee for a period in excess of one hundred eighty (180) consecutive days, or (iii) a Condemnation that in the reasonable, good faith judgment of the Lessee (as evidenced by a Responsible Officer's Certificate delivered by the Lessee to the Lessor pursuant to Section 16.1 of the Lease) either (a) renders the Property unsuitable for continued use as commercial property of the type of such property immediately prior to such Condemnation or (b) is such that restoration of the Property to substantially its condition as existed immediately prior to such Condemnation would be impracticable or impossible.

         "SIGNIFICANT EVENT" means, as the case may be, (i) a Significant Casualty, (ii) a Significant Condemnation, (iii) an event where the restoration of the Property subject to a Casualty or Condemnation shall not be completed prior to the earlier of (A) the 180th day prior to the Expiration Date or (B) twelve (12) months following the occurrence of such Casualty or Condemnation or (iv) the occurrence of an Environmental Violation where the costs to clean up or remediate the same are reasonably estimated by the Lessee to exceed 30% of Asset Termination Value.

         "STRUCTURING FEE" is defined in Section 4.3 of the Participation Agreement.

         "SUB-PARTICIPANT" is defined in Section 12.2(a) of the Participation Agreement.

         "SUBSIDIARY" of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, (b) any partnership, joint venture, or other Person of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture, business trust or other person is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other Subsidiaries or (c) any other Person included in the financial statements of such Person on a consolidated basis.

          "SUPPLEMENTAL RENT" means (i) with respect to the Expansion Improvements, prior to the Completion Date with respect to the Expansion Improvements, the aggregate amount of Prepaid Rent, if any, paid or payable by the Lessee or the Construction Agent, PLUS amounts paid or payable by the Lessee or the Construction Agent arising out of or resulting from a Lease Event of Default, a Fully Indemnifiable Event, an Environmental Obligation or other indemnification obligation of the Lessee or the Construction Agent under the Operative Documents payable during the Construction Period with respect to the Expansion Improvements, and (ii) with respect to the Existing Facility and Tenant Improvements, at all times, and with respect to Expansion Improvements, at all times from and after the Completion Date with respect to the Expansion Improvements, all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor or any other Person under the Lease or any of the other Operative Documents, including, without limitation, and without duplication, payments of the

                               Appendix 1 - 40

Residual Value Guarantee Amount, any Shortfall Amount payable pursuant to
Section 13.2 of the Participation Agreement and payments pursuant to Sections 16.2, 16.3, 17.2(h), or 17.6 of the Lease and Articles XX and XXII of the Lease.

         "SURETY INSTRUMENTS" shall mean all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "TANGIBLE NET WORTH" shall mean, with respect to the Guarantor at any time, the remainder at such time, determined on a consolidated basis in accordance with GAAP, of (a) the total assets of the Guarantor and its Subsidiaries, MINUS (b) the sum (without limitation and without duplication of deductions) of (i) the total liabilities of the Guarantor and its Subsidiaries, (ii) all reserves established by the Guarantor and its Subsidiaries for anticipated losses and expenses (to the extent not deducted in calculating total assets in CLAUSE (a) above) and (iii) all intangible assets of the Guarantor and its Subsidiaries (to the extent included in calculating total assets in CLAUSE (a) above), including, without limitation, goodwill (including any amounts, however designated on the balance sheet, representing the cost of acquisition of businesses and investments in excess of underlying tangible assets), trademarks, trademark rights, trade name rights, copyrights, patents, patent rights, licenses, unamortized debt discount, marketing expenses, organizational expenses, non-compete agreements and deferred research and development.

         "TAX ABATEMENT AGREEMENTS" means, collectively (i) that certain Tax Abatement Agreement (Phase I), filed March 20, 1995 in the Collin County Real Property Records under Instrument No. 95-0018547, and (ii) that certain Tax Abatement Agreement (Phase II), filed March 20, 1995 in the Collin County Real Property Records under Instrument No. 95-0018546, which agreements (A) were originally entered into among Texas Instruments Incorporated ("TI"), the City of Richardson, Texas, the County of Collin, and the Collin County Community College District, and were subsequently assigned from TI to Twinstar Semiconductor Incorporated, who in turn subsequently assigned its interest thereunder to Texas Instruments Richardson LLC, who in turn subsequently assigned its interest thereunder to Micron Technology Texas, LLC and (B) are being assigned to and assumed by the Lessor concurrently with the purchase by Lessor of the Existing Facility.

         "TAXES" is defined in the definition of Impositions.

         "TENANT IMPROVEMENTS" means the normal tenant improvements to the Existing Facility described in the applicable Plans and Specifications to be constructed by the Construction Agent pursuant to the Tenant Improvements Construction Agency Agreement that are not subject to the application of EITF 97-10.

         "TENANT IMPROVEMENTS ADVANCES" means Advances made in respect of Property Improvements Costs used to finance Tenant Improvements.

         "TENANT IMPROVEMENTS ASSET TERMINATION VALUE" means, as of any date of determination, an amount equal to the sum of the aggregate outstanding principal amount of the Tenant Improvements Advances, all accrued and unpaid interest and yield thereon, and all other

                               Appendix 1 - 41
amounts owing by the Lessee under the Operative Documents in respect of the Tenant Improvements.

         "TENANT IMPROVEMENTS CONSTRUCTION AGENCY AGREEMENT" means the Construction Agency Agreement dated as of the Closing Date, between the Lessor and the Construction Agent, in the form of Exhibit L-1 to the Participation Agreement.

         "TENANT IMPROVEMENTS LEASE BALANCE" means that amount of the Lease Balance attributable to financing the Property Improvements Costs of the Tenant Improvements.

         "TENANT IMPROVEMENTS PARTICIPANTS" means the Tranche T Participant, the Tranche B Tenant Improvements Participants and the Tranche C Tenant Improvements Participants.

         "TENANT IMPROVEMENTS SUBLIMIT" means $18,500,000.

         "TERM" is defined in Section 2.3 of the Lease.

         "TERMINATION DATE" is defined in Section 15.1(d), 16.2(a) and 17.2(e) of the Lease.

         "TERMINATION NOTICE" is defined in Section 16.1 of the Lease.

         "TOTAL COMMITMENT" means the amount set forth as such in Schedule I to the Participation Agreement or, if such amount is reduced pursuant to
Section 3.6(a) of the Participation Agreement, or increased pursuant to
Section 3.6(d) of the Participation Agreement, the amount to which so reduced or increased.

         "TRANCHE A EXISTING FACILITY PARTICIPANT BALANCE" means for the Tranche T Participant as of any date of determination an amount equal to the sum of such Participant's Tranche A Participation Interest as of such date in all outstanding Existing Facility Advances (including all amounts in respect of Existing Facility capitalized under the terms of the Participation Agreement), together with all accrued and unpaid interest thereon and all other amounts owed to the Tranche T Participant under the Operative Documents.

         "TRANCHE A EXPANSION IMPROVEMENTS PARTICIPANT BALANCE" means for each Tranche A Expansion Improvements Participant as of any date of determination an amount equal to the sum of such Participant's Tranche A Participation Interest as of such date in all outstanding Expansion Improvements Advances (including all amounts in respect of the Expansion Improvements capitalized under the terms of the Participation Agreement), together with all accrued and unpaid interest thereon and all other amounts owed to such Tranche A Expansion Improvements Participant under the Operative Documents.

         "TRANCHE A EXPANSION IMPROVEMENTS PARTICIPANTS" means those Participants (which shall in any event exclude the Tranche T Participant unless, and only to the extent, the Tranche T Participant acquires a Tranche A Participation Interest in the Expansion Improvements Advances following the Completion Date in respect of the Expansion Improvements) maintaining a Tranche A Participation Interest Commitment and purchasing a Tranche A Participation Interest in the Expansion Improvements Advances.

                               Appendix 1 - 42

         "TRANCHE A PARTICIPANT BALANCE" means for each Tranche A
Participant, its Tranche A Existing Facility Participant Balance, its Tranche A Expansion Improvements Participant Balance, if any, and its Tranche A Tenant Improvements Participant Balance.

         "TRANCHE A PARTICIPANTS" means the Tranche T Participant and the Tranche A Expansion Improvements Participants.

         "TRANCHE A PARTICIPATION INTEREST" means, as to each Tranche A Participant as of any date of determination, such Participant's Tranche A Participation Interest Commitment Percentage then in effect, multiplied by the outstanding amount of all Advances as to which such Participant has funded its Tranche A Participation Interest Commitment Percentage under
Section 3.4 of the Participation Agreement.

         "TRANCHE A PARTICIPATION INTEREST COMMITMENT" is defined in Section
3.5 of the Participation Agreement.

         "TRANCHE A PARTICIPATION INTEREST COMMITMENT PERCENTAGE" means (i) with respect to the Tranche T Participant, 83.5% of the Aggregate Commitments (excluding any Incremental Commitments); and (ii) with respect to each other Tranche A Participant and for all other Tranche A Participants in the aggregate, the respective percentages (as determined both prior to the Completion Date in respect of the Expansion Improvements and thereafter) of the Incremental Commitments set forth after such Participant's Tranche A Participation Interest Commitment in Schedule I to the Participation Agreement and as set forth on such Schedule for all other Tranche A Participants in the aggregate, as such Schedule shall be amended as of the Expansion Improvements Closing Date, if applicable.

         "TRANCHE A PROPORTIONATE SHARE" means (i) with respect to the Existing Facility and Tenant Improvements Residual Value Guarantee Amount 83.5% of the Aggregate Commitments (excluding any Incremental Commitments); and (ii) with respect to the Expansion Improvements Residual Value Guarantee Amount, (A) at any time prior to the Completion Date in respect of the Expansion Improvements, 89.9% of the Incremental Commitments, and (B) at any time from and after the Completion Date in respect of the Expansion Improvements, the percentage equal to the aggregate Tranche A Participation Interest Commitment Percentages of all Tranche A Participants in respect of the Incremental Commitments as set forth in Schedule I to the Participation Agreement, as such Schedule shall be amended as of the Expansion Improvements Closing Date, if applicable.

         "TRANCHE A TENANT IMPROVEMENTS PARTICIPANT BALANCE" means for the Tranche T Participant as of any date of determination, an amount equal to the sum of such Participant's Tranche A Participation Interest as of such date in all outstanding Tenant Improvements Advances (including all amounts in respect of the Tenant Improvements capitalized under the terms of the Participation Agreement), together with all accrued and unpaid interest thereon and all other amounts owed to such Participant under the Operative Documents.

         "TRANCHE B EXISTING FACILITY PARTICIPANT BALANCE" means for each Tranche B Existing Facility Participant as of any date of determination an amount equal to the sum of such Participant's Tranche B Participation Interest as of such date in all outstanding Existing Facility

                               Appendix 1 - 43

Advances (including all amounts in respect of Existing Facility capitalized under the terms of the Participation Agreement), together with all accrued and unpaid interest thereon and all other amounts owed to such Tranche B Existing Facility Participant under the Operative Documents.

         "TRANCHE B EXISTING FACILITY PARTICIPANTS" means those Participants maintaining a Tranche B Participation Interest Commitment and purchasing a Tranche B Participation Interest in the Existing Facility Advances.

         "TRANCHE B EXPANSION IMPROVEMENTS PARTICIPANT BALANCE" means for each Tranche B Expansion Improvements Participant as of any date of determination an amount equal to the sum of such Participant's Tranche B Participation Interest as of such date in all outstanding Expansion Improvements Advances (including all amounts in respect of the Expansion Improvements capitalized under the terms of the Participation Agreement), together with all accrued and unpaid interest thereon and all other amounts owed to such Tranche B Expansion Improvements Participant under the Operative Documents.

         "TRANCHE B EXPANSION IMPROVEMENTS PARTICIPANTS" means those Participants maintaining a Tranche B Participation Interest Commitment and purchasing a Tranche B Participation Interest in the Expansion Improvements Advances.

         "TRANCHE B PARTICIPANT BALANCE" means for each Tranche B Participant its Tranche B Existing Facility Participant Balance, its Tranche B Expansion Improvements Participant Balance and its Tranche B Tenant Improvements Participant Balance.

         "TRANCHE B PARTICIPANTS" means the Tranche B Existing Facility Participants, the Tranche B Expansion Improvements Participants, and the Tranche B Tenant Improvements Participants.

         "TRANCHE B PARTICIPATION INTEREST" means, as to each Tranche B Participant as of any date of determination, such Tranche B Participant's Tranche B Participation Interest Commitment Percentage then in effect multiplied by the outstanding amount of all Advances as to which such Participant has funded its Tranche B Participation Interest Commitment Percentage under Section 3.4 of the Participation Agreement.

         "TRANCHE B PARTICIPATION INTEREST COMMITMENT" is defined in Section
3.5 of the Participation Agreement.

         "TRANCHE B PARTICIPATION INTEREST COMMITMENT PERCENTAGE" means (i) with respect to all Tranche B Participants in the aggregate, (A) at any time in respect of the Tenant Improvements, 13.5% of the Aggregate Commitments (excluding any Incremental Commitments), (B) at any time prior to the Completion Date in respect of the Expansion Improvements, 7.1% of the Incremental Commitments, and (C) at any time from and after the Completion Date in respect of the Expansion Improvements, such percentage of the Incremental Commitments as shall be set forth on Schedule I as amended as of the Expansion Improvements Closing Date, if any; and (ii) with respect to each Tranche B Participant, the percentage of the Aggregate Commitments or any Incremental Commitments, as the case may be, set forth after such Participant's Tranche B Participation Interest Commitment in Schedule I to the Participation Agreement (as amended from time to time) (A) at any time prior to the applicable Completion Date, under the column

                               Appendix 1 - 44
heading "Pre-Completion Commitments" and (B) at any time from and after the applicable Completion Date, under the column heading "Post-Completion Commitments."

         "TRANCHE B TENANT IMPROVEMENTS PARTICIPANT BALANCE" means for each Tranche B Tenant Improvements Participant as of any date of determination, an amount equal to the sum of such Participants Tranche B Participation Interest as of such date in all outstanding Tenant Improvements Advances (including all amounts in respect of the Tenant Improvements capitalized under the terms of the Participation Agreement), together with all accrued and unpaid interest thereon and all other amounts owed to such Tranche B Tenant Improvements Participant under the Operative Documents.

         "TRANCHE B TENANT IMPROVEMENTS PARTICIPANTS" means those
Participants maintaining a Tranche B Participation Interest Commitment and purchasing a Tranche B Participation Interest in the Tenant Improvements Advances.

         "TRANCHE C EQUITY INTEREST" means, as to each Tranche C Participant as of any date of determination, such Tranche C Participant's Tranche C Equity Interest Commitment Percentage then in effect multiplied by the outstanding amount of all Advances as to which such Participant has funded its Tranche C Equity Interest Commitment Percentage under Section 3.4 of the Participation Agreement.

         "TRANCHE C EQUITY INTEREST COMMITMENT" is defined in Section 3.5 of the Participation Agreement.

         "TRANCHE C EQUITY INTEREST COMMITMENT PERCENTAGE" means (i) with respect to all Tranche C Participants in the aggregate at any time, 3% of the Aggregate Commitments, and (ii) with respect to each Tranche C Participant, the percentage of the Aggregate Commitments set forth after such Participant's Tranche C Equity Interest Commitment in Schedule I to the Participation Agreement (A) at any time prior to the Completion Date, under the column heading "PRE-COMPLETION COMMITMENTS" and (B) at any time from and after the Completion Date, under the column heading "POST-COMPLETION COMMITMENTS."

         "TRANCHE C EXISTING FACILITY PARTICIPANT BALANCE" means for each Tranche C Existing Facility Participant as of any date of determination an amount equal to the sum of such Participant's Tranche C Equity Interest as of such date in all outstanding Existing Facility Advances (including all amounts in respect of Existing Facility capitalized under the terms of the Participation Agreement), together with all accrued and unpaid yield thereon and all other amounts owed to such Tranche C Existing Facility Participant under the Operative Documents.

         "TRANCHE C EXISTING FACILITY PARTICIPANTS" means those Participants maintaining a Tranche C Equity Interest Commitment and purchasing a Tranche C Equity Interest in the Existing Facility Advances.

         "TRANCHE C EXPANSION IMPROVEMENTS PARTICIPANT BALANCE" means for each Tranche C Expansion Improvements Participant as of any date of determination an amount equal to the sum of such Participant's Tranche C Equity Interest as of such date in all outstanding Expansion Improvements Advances (including all amounts in respect of the Expansion Improvements capitalized under the terms of the Participation Agreement), together with all accrued and unpaid

                               Appendix 1 - 45
yield thereon and all other amounts owed to such Tranche C Expansion Improvements Participant under the Operative Documents.

         "TRANCHE C EXPANSION IMPROVEMENTS PARTICIPANTS" means those Participants maintaining a Tranche C Equity Interest Commitment and purchasing a Tranche C Equity Interest in the Expansion Improvements Advances.

         "TRANCHE C PARTICIPANT BALANCE" means for each Tranche C Participant its Tranche C Existing Facility Participant Balance, its Tranche C Expansion Improvements Participant Balance, and its Tranche C Tenant Improvements Participant Balance.

         "TRANCHE C PARTICIPANTS" means the Tranche C Existing Facility Participants, the Tranche C Expansion Improvements Participants and the Tranche C Tenant Improvements Participants.

         "TRANCHE C TENANT IMPROVEMENTS PARTICIPANT BALANCE" means for each Tranche C Tenant Improvements Participant as of any date of determination, an amount equal to the sum of such Participants Tranche C Participation Interest as of such date in all outstanding Tenant Improvements Advances (including all amounts in respect of the Tenant Improvements capitalized under the terms of the Participation Agreement), together with all accrued and unpaid yield thereon and all other amounts owed to such Tranche C Tenant Improvements Participant under the Operative Documents.

         "TRANCHE C TENANT IMPROVEMENTS PARTICIPANTS" means those
Participants maintaining a Tranche C Participation Interest Commitment and purchasing a Tranche C Participation Interest in the Tenant Improvements Advances.

         "TRANCHE T PARTICIPANT" means TriQuint Semiconductor, Inc., in its capacity as a Participant maintaining a Tranche A Participation Interest Commitment and purchasing a Tranche A Participation Interest in the Existing Facility Advances and Tenant Improvements Advances.

         "TRANSACTION EXPENSES" means all costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Documents and the transactions contemplated by the Operative Documents including without limitation:

                  (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel for the Lessor and the Agent, in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closing under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents;

                  (b) the reasonable fees, out-of-pocket expenses and disbursements of counsel, and (without duplication) the reasonable allocated cost of internal legal services and all disbursements of internal counsel of each of the Lessor, the Participants (other than the Tranche T Participant) and the Agent in connection with (1) any amendment, supplement, waiver or consent with respect to any Operative Documents, and (2) any enforcement of any rights or remedies against the Lessee in respect of the Operative Documents;

                               Appendix 1 - 46

                  (c) any other reasonable fees, out-of-pocket expenses, disbursements or cost of the Lessor or the Agent incurred in connection with the transactions contemplated by the Operative Documents including any amounts paid to insurance consultants;

                  (d) any and all Taxes and fees incurred in recording, registering or filing any Operative Document or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents;

                  (e) any title fees, premiums and escrow costs and other expenses relating to title insurance and the closing contemplated by the Operative Documents;

                  (f) all expenses relating to all Environmental Audits;

                  (g) the Arrangement Fee and the Structuring Fee;

                  (h) any and all Appraisal fees.

         "TRUSTEE" is defined in Section 7.1(f) of the Lease.

         "TYPE" means, as to any Advance or portion thereof, the use of such Advance to finance Property Acquisition Costs, Property Improvements Costs of Tenant Improvements or Property Improvements Costs of Expansion Improvements.

         "UCC FINANCING STATEMENTS" means collectively the Agent Financing Statements and the Lessor Financing Statements.

         "UNIFORM COMMERCIAL CODE" and "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "UNUSED" means, with respect to the Total Commitment at any time, the remainder of (a) the Total Commitment at such time MINUS (b) the aggregate amount of all Advances made prior to such time.

         "VOLUNTARY RETENTION OF THE PROPERTY" means any election made by the Lessor, either after the occurrence and continuance of a Lease Event of Default or upon a failure to sell the Property following the Lessee's exercise of the Remarketing Option, to keep the Property in the event in either such case, the Lessee has not exercised the Purchase Option and has returned the Property to the Lessor pursuant to Section 17.2(h) or Section 19.1(b) of the Lease and has made and caused to be made all payments to the Lessor required by the Operative Documents (including any Shortfall Amount payable pursuant to Section 13.2 of the Participation Agreement).

         "WHOLLY-OWNED DOMESTIC SUBSIDIARY" means a Domestic Subsidiary of the Guarantor that is a Wholly-Owned Subsidiary.

                               Appendix 1 - 47

         "WHOLLY-OWNED FOREIGN SUBSIDIARY" means a Foreign Subsidiary of the Guarantor that is a Wholly-Owned Subsidiary.

         "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of the Guarantor, at least 99% of the capital stock of which (other than directors' qualifying shares) is owned by the Guarantor or another Wholly-Owned Subsidiary.

         "WITHIN THE LESSEE'S CONTROL" means, with respect to any event or circumstance, that such event or circumstance was caused by or arose from (a) any failure by the Lessee or the Construction Agent to comply with any of its obligations under the Operative Documents (including all insurance obligations), (b) any representation or warranty by the Lessee or the Construction Agent in any Operative Documents not being true, (c) any negligence or willful misconduct of the Lessee or Construction Agent , or (d) any claim by any third party against the Lessor based upon the action or inaction of the Lessee or Construction Agent, including the Lessee's or the Construction Agent's contractors and subcontractors.

                               Appendix 1 - 48